Exhibit 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “ALLOY, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE THIRTEENTH DAY OF MAY, A.D. 1999, AT 10:30 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTEENTH DAY OF FEBRUARY, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWELFTH DAY OF APRIL, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE FIFTEENTH DAY OF JUNE, A.D. 2001, AT 3:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SECOND DAY OF AUGUST, A.D. 2001, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “ALLOY ONLINE, INC.” TO “ALLOY, INC.”, FILED THE SEVENTH DAY OF AUGUST, A.D. 2001, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF MARCH,

[SEAL]
2584406 8100X		Harriet Smith Windsor, Secretary of State
060391152		AUTHENTICATION: 4701095
DATE: 04–27–06

Delaware

The First State

A.D. 2002, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 2006, AT 2:06 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF FEBRUARY, A.D. 2006, AT 12:01 O’CLOCK A.M.

[SEAL]
2584406 8100X		Harriet Smith Windsor, Secretary of State
060391152		AUTHENTICATION: 4701095
DATE: 04–27–06

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:30 AM 05/13/1999

991190055 – 2584406

RESTATED CERTIFICATE OF INCORPORATION

OF

ALLOY ONLINE, INC.

Alloy Online, Inc. (the “Corporation”), a Delaware corporation, hereby certifies as follows:

1. The name of the corporation is Alloy Online, Inc. The original name of the Corporation was Nippon Direct, Inc. and the date of the filing of its original Certificate of Incorporation with the Secretary of State of Delaware was January 22,1996.

2. This Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation, as heretofore amended or restated, of said Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware pursuant to a resolution adopted by the Board of Directors of the Corporation and by written consent of stockholders of the Corporation in accordance with Section 228 of the General Corporation Laws of the State of Delaware.

3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the corporation is:

ALLOY ONLINE, INC.

SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

Each share of Common Stock of the Corporation, par value $.01 per share, issued and outstanding or held in the treasury of the Corporation is hereby reclassified and changed into 1.128 fully paid and nonassessable shares of Common Stock of the Corporation, par value $.01 per share, and each stock certificate for one or more shares of Common Stock of the Corporation as of the close of business on the date this amendment becomes effective (the “Effective Time”) shall represent the whole number of shares of Common Stock obtained by multiplying by 1.128 the number of shares of Common Stock represented by such certificate.

The following is a statement of the relative powers, designations, special rights, privileges, qualifications, limitations, restrictions and other matters pertaining to the common stock and the preferred stock.

A. Common Stock.

1. Dividends. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

2. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of any Preferred Stock shall be entitled, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

3. Voting. The holders of the Common Stock are entitled to one vote for each share held. There shall be no cumulative voting.

B. Preferred Stock

1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine.

2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent such authority may be conferred upon the Board of Directors under the General Corporation Law of the State of Delaware, including, without limitation, the authority to fix the following:

(a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

(b) The rate of dividends, if any, on the shares of that series, whether dividends shall be (i) non-cumulative, (ii) cumulative to the extent earned or (iii) cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation’s capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or class;

(c) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the

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property or rights, including securities of any other corporation, payable in case of redemption;

(d) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

(e) The rights to which the holders of the shares of that series shall be entitled in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

(f) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the period or periods during which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method (if any) of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

(g) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such additional shares of such series or shares of such other series;

(h) Whether or not the shares of that series shall have voting rights, the extent of such voting rights on specified matters or on all matters, the number of votes to which the holder of a share of such series shall be entitled in respect of such share, whether such series shall vote generally with the Common Stock on all matters or (either generally or upon the occurrence of specified circumstances) shall vote separately as a class or with other series of Preferred Stock; and

(i) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation and to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred

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upon them by statute or by this Restated Certificate of Incorporation or the By-Laws of the Corporation as in affect from time of time; the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the By-Laws of the Corporation so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and not by written consent.

D. Special meetings of the stockholders may only be called by the Board of Directors.

SEVENTH:

A. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors.

B. The Board of Directors of the Corporation shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 2000 annual meeting of stockholders or any special meeting in lieu thereof, the term of office of the second class to expire at the 2001 annual meeting of stockholders or any special meeting in lieu thereof, and the term of office of the third class to expire at the 2002 annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

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D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

EIGHTH: The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation. Any adoption, amendment or repeal of the By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the Board of Directors. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation, provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the By-Laws of the Corporation.

NINTH:

A. To the fullest extent permitted by the General Corporation Law of the Slate of Delaware as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and to any person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, if such person was or is made a party to or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other, enterprise, including service with respect to an employee benefit plan, provided, that except with respect to proceedings to enforce rights to indemnification or as is otherwise required by law, the By-Laws of the Corporation may provide that the Corporation shall not be required to indemnify, and advance expenses to, any director, officer or other person in connection with a proceeding (or part thereof) initiated by such director, officer or other person, unless such proceeding (or part thereof) was authorized by the Board of Directors and shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article NINTH or otherwise. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion.

B. The indemnification and advancement of expenses provided by or granted pursuant to, this Article NINTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

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C. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such parson against such liability under this Article NINTH.

D. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article NINTH shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The indemnification and rights to advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the Board of Directors, pursuant to the last sentence of paragraph 1 of this Article NINTH, shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

TENTH: No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 or successor provisions of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the General Corporation Law of the State of Delaware. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the General Corporation Law of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation, provided that in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the

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affirmative vote of the holders of shares or voting stock of the Corporation representing at least seventy percent (70%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth (ii) Article FOURTH, or (ii) amend, alter or repeal or adopt any provision inconsistent with, Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, and this Article ELEVENTH of this Restated Certificate of Incorporation.

TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or does of stockholders of this Corporation, as the case may be, lo be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer this 7th day of May, 1999.

ALLOY ONLINE, INC.

By:	/s/ Samuel A. Gradess
Name:	Samuel A. Gradess
Title:	Chief Financial Officer

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STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 02/16/2001

010080057 – 2584406

CERTIFICATE OF DESIGNATION, PREFERENCES,

AND RIGHTS OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

ALLOY ONLINE, INC.

Alloy Online, Inc., a Delaware corporation (the “Corporation”), does hereby certify that, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code, the Board of Directors, by Unanimous Written Consent dated February 16, 2001, adopted a resolution providing for the designation, preferences and relative, participating; optional or other rights, and qualifications, limitations or restrictions thereof, of ONE MILLION EIGHT HUNDRED FIFTY THOUSAND (1,850,000) shares of the Corporation’s Preferred Stock, par value $.01 per share, which resolution is as follows:

RESOLVED:	That pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with Article FOURTH, Section B, of the Certificate of Incorporation of the Corporation, the Board of Directors hereby designates a series of Preferred Stock of the Corporation, $.01 par value per share (the “Preferred Stock”), consisting of 1,850,000 shares of the authorized unissued Preferred Stock, as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), and hereby fixes such designation and number of shares, and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof as set forth below; and that the officers of file Corporation, and each acting singly, are hereby authorized and empowered to file, or cause to be filed, with the Secretary of State of the State of Delaware the Certificate Designation with such changes, modifications or additions thereto as such officer or officers shall deem necessary or advisable to carry out the purposes of this Resolution, the filing of this Certificate of Designation on behalf of the Corporation by such officer or officers to be conclusive evidence that the same was authorized by this Resolution.

Series A Convertible Preferred Stock. The preferences, privileges and restrictions granted to or imposed upon the Corporation’s Series A Convertible Preferred Stock, par value $.01 per share, or the holders thereof, are set forth in this Certificate of Designation (this “Certificate”), and shall be as follows:

1.

Designation and Amount. The shares of such series shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred”), and the number of shares constituting the Series A Preferred shall be ONE MILLION EIGHT HUNDRED FIFTY THOUSAND (1,850,000). Such number of shares may be increased or decreased by resolution of the Board of Directors, provided, however, that no decrease shall reduce the

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number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, lights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into Series A Preferred.

2.	Definitions. For purposes of this Certificate the following definitions shall apply and shall be equally applicable to both the singular and plural forms of the defined terms:

2.1.	“Acquisition Price” shall have the meaning set forth in Section 6 below.

2.2.	“Affiliate” shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person. For the purposes of this definition, “control” has the meaning specified as of the date hereof for that word in Rule 405 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

2.3.	“Below Cost Change in Control” shall have the meaning set forth in Section 6 below.

2.4.	“Board” shall mean the Board of Directors of the Corporation.

2.5.	“Call Option” shall have the meaning set forth in Section 8.5 below.

2.6.	“Call Price” shall mean $9.50 per share, subject to appropriate adjustments for stock splits and other combinations in the same manner as set forth in Section 8.5.

2.7.	“Change in Control Notice” shall have the meaning set forth in Section 6.1 below.

2.8.	“Change in Control Price” shall mean (i) $9.50 per share of Series A Preferred (subject to appropriate adjustments for stock splits and other combinations in the same manner as set forth in Section 8.5) plus (ii) unpaid cash dividends thereon, if any are so declared and unpaid, to and including the date full payment shall be tendered to the holders of the Series A Preferred.

2.9.	“Closing” shall have the meaning set forth in the Purchase Agreement.

2.10.	“Conversion Date” shall have the meaning set forth in Section 8.4 below.

2.11.	“Conversion Notice” shall have the meaning set forth in Section 8.4 below.

2.12.	“Conversion Price” when used in reference to the Series A Preferred, shall have the meaning set forth in Section 8.1 below.

2.13.	“Conversion Rights” shall have the meaning set forth in Section 8 below.

2.14.	“Conversion Stock” shall mean the Common Stock into which the Series A Preferred is convertible and the Common Stock issued upon such conversion.

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2.15.	“Dividend Date” shall have the meaning set forth in Section 4.1 below.

2.16.	“Dividend Share” shall have the meaning set forth in Section 8.4 below.

2.17.	“Effective Date” shall have the meaning set forth in Section 6.1 below.

2.18.	“Liquidation Price” shall mean (i) $9.50 per share of Series A Preferred (subject to appropriate adjustments for stock splits and other combinations in the same manner as set forth in Section 8.5) plus (ii) unpaid cash dividends thereon, if any are so declared and unpaid, to and including the date full payment shall be tendered to the holders of the Series A Preferred.

2.19.	“Person” shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities, governments, agencies and political subdivisions.

2.20.	“Preferred Stock Dividend” shall have the meaning set forth in Section 4.1 below.

2.21.	“Purchase Agreement” shall mean the Series A Preferred Stock Purchase Agreement dated as of February 16, 2001 by and among the parties named therein.

2.22.	“Redemption Date” shall have the meaning set forth in Section 7.3 below.

2.23.	“Redemption Notice” shall have the meaning set forth in Section 7.3 below.

2.24.	“Redemption Price” shall have the meaning set forth in Section 7.2 below.

3.	Voting Rights.

3.1.	General. At all meetings of the shareholders of the Corporation and in the case of any actions of shareholders in lieu of a meeting, each holder of Series A Preferred shall have that number of votes on all matters submitted to the shareholders that is equal to the number of whole shares of Common Stock into which such holder’s shares of Series A Preferred are then convertible, as provided in Section 8, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such shareholders is effected. This provision for determination of the number of votes to which each holder of the Series A Preferred is entitled shall also apply in cases in which the holders of the Series A Preferred have the right to vote together as a separate class. Except as may be otherwise provided in this Certificate, by agreement or by law, the holders of the Common Stock and the holders of the Preferred Stock shall vote together as a single class on all actions to be taken by the shareholders of the Corporation.

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3.2.	Additional Class Votes by Preferred Stock. For so long as at least twenty percent (20%) of the aggregate number of shares of Series A Preferred issued at the Closing and at any similar closings under similar purchase agreements for Series A Preferred held on or before August 15, 2001 remain outstanding, the Corporation shall not, without the affirmative vote of at least eighty percent (80%) of the then outstanding shares of Series A Preferred (voting as a separate class), with each share of Series A Preferred entitled to one vote in each instance:

A.	take any action that constitutes or results in amendment or waiver of any provision of the Corporation’s Certificate of Incorporation, this Certificate or the Bylaws of the Corporation if such amendment or waiver in any way affects, alters or changes in any materially adverse manner any existing rights, preferences, privileges or provisions relating to the Series A Preferred or the holders thereof (including any reduction in the number of shares of Series A Preferred); or

B.	create (by reclassification or otherwise), authorize or issue any new class of additional shares of capital stock of the Corporation having any preference or priority over the Series A Preferred as to dividends or as to distributions upon liquidation, dissolution or winding up of the Corporation, or having redemption rights senior to those of the Series A Preferred.

3.3.	Other Amendment or Waivers. Upon approval of the Board and a vote or consent solely of the holders of a eighty percent (80%) of the then outstanding Series A Preferred, any other provision of this Certificate may be amended or waived, including but not limited to any changes necessary to conform this Certificate to any subsequent series of Preferred Stock which has been duly authorized under Section 3.2 B above, provided, that no such vote of the holders shall be required to effect an amendment to this Certificate which does no more than increase the number of authorized shares of Series A Preferred up to a maximum of 4,990,830 shares.

4.	Dividends.

4.1.	Dividend Preference. The holders of the outstanding Series A Preferred shall be entitled to receive dividends, payable annually on the anniversary date of this Certificate (the “Dividend Date”) and payable pro rata, based on the number of days since the last Dividend Date and a 365-day year, for any portion of a year for which dividends have not been paid prior to the conversion, liquidation, or redemption, in whole or in part, of the Series A preferred, in the form of additional shares of Series A Preferred, at the annual rate of three percent (3%) of the lesser of (i) the original number of shares of Series A Preferred purchased by each Holder (exclusive of this dividend), or (ii) the number of shares of Series A Preferred held on the Dividend Date by each such holder (the “Preferred Stock Dividend”).

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4.2.	Other Dividends. No cash dividend or other distribution shall accrue or be paid with respect to any shares of capital stock of the Corporation for any period, whether before or after the effective date of this Certificate, unless and until declared by the Board of Directors of the Corporation.

4.3.	Payments on Conversion. If the Corporation shall have accrued but unpaid dividends with, respect to any Series A Preferred, upon its conversion as provided in Section 7, all such accrued but unpaid dividends shall be converted into additional shares of Common Stock at the applicable Conversion Price, at the election of the holder.

5.	Liquidation Rights.

5.1.	Preference of Series A Preferred. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary the holders of the Series A Preferred then outstanding (including Series A Preferred outstanding as a result of a Preferred Stock Dividend) shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to the Liquidation Price with respect to such liquidation, dissolution or winding up, and the holders of the Series A Preferred shall not be entitled to any further payment. If, upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of any class of the Series A Preferred shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation shall be distributed ratably to the holders of the Series A Preferred on the basis of the fall liquidation preference payable with respect to such Series A Preferred if such liquidation preference was paid in full.

5.2.	Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex, facsimile or courier service to non-U,S. residents, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Series A Preferred, such notice to be addressed to each such holder at its post office address last shown on the records of the Corporation.

5.3.	Determination of Consideration. To the extent any distribution pursuant to Section 5.1 or Section 5.2 consists of property other than cash, the value thereof shall, for purposes of Section 5.1 or Section 5.2, be the fair value at the time of such distributions as determined in good faith by the Board.

5.4.

Conversion Prior to Liquidating Distributions. Upon a liquidation, dissolution or winding up of the Corporation, any holder of the Series A Preferred may, at his, her or its option, convert all or a portion of his or her Series A Preferred shares

5

into shares of Common Stock and thereby receive distributions with the holders of the Common Stock in lieu of the Liquidation Price or Conversion Price, as applicable, to the Series A Preferred.

6.	Below Cost Change In Control.

6.1.	A (i) merger, acquisition or consolidation of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or Affiliate thereof (an “Acquisition Price”) pursuant to which the shareholders of the Corporation immediately prior to the transaction do not own a majority of the voting power of the surviving corporation immediately after the transaction, or (ii) any sale, lease, license or transfer by the Corporation of all or substantially all its assets, which, in either case, does not result in an Acquisition Price payable to holders of Series A Preferred equal to at least the Change in Control Price, shall be deemed to be a “Below Cost Change in Control.” In the event of a Below Cost Change in Control, any holder of Series A Preferred may elect, (i) in the case of a share acquisition, to put the holder’s Series A Preferred to the acquiring entity for a price per share of Series A Preferred equal to the Change in Control Price or, (ii) in the case of any other merger, acquisition or consolidation, or sale, lease, license or transfer of all or substantially all of the Corporation’s assets, to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount per share of Series A Preferred equal to the Change In Control Price. The Corporation shall deliver written notice (the “Change in Control Notice”) to each holder of Series A Preferred, at such holder’s post office address last shown on the records of the Corporation, at least twenty (20) business days prior to the date on which any such Below Cost Change in Control is to be consummated (the “Effective Date”), which notice summarizes, in reasonable detail, the terms of the proposed Below Cost Change in Control, including the Corporation’s calculation of the Acquisition Price. Any election by a holder of the benefits under this Section 6.1 shall be irrevocable and shall be made in writing to the Corporation delivered on or prior to the fifth (5th) business day prior to the Effective Date.

6.2.	On or before the Effective Date, each holder of shares of Series A Preferred who has elected the benefits of Section 6.1 shall surrender the certificate or certificates representing such shares to the Corporation at the principal office of the Corporation, and thereupon the Change in Control Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

6.3.	If, on or prior to the Effective Date, the holders of the Series A Preferred have timely made the election required pursuant to Section 6.1 and the Change in

6

Control Price is either paid or made available for payment, then, notwithstanding that certificates evidencing any of the shares of Series A Preferred as to which the holder thereof shall have elected the benefits of Section 6.1 have not been surrendered, all rights with respect to such shares shall forthwith after the Effective Date cease and terminate, except only the right of the holders to promptly receive the Change in Control Price without interest upon surrender of their certificates therefore. If, on the other hand, the holders of Series A Preferred surrender such shares and payment of the Change in Control Price is not forthcoming as to some or all such shares of Series A Preferred, such holders of Series A Preferred shall retain all of the rights of a holder of Series A Preferred with respect to shares not so repurchased.

7.	Redemption Rights.

7.1.	Mandatory Redemption. To the extent the Corporation shall have funds legally available for such payments, the Corporation shall redeem all of the outstanding shares of Series A Preferred on February 16, 2006. If the Corporation shall fail to discharge all or any part of this redemption obligation pursuant to this subsection 6.1 because of insufficient funds or because of state law restrictions on such redemption, the entire amount legally available for the payment of such obligation shall be used to redeem the shares of the holders of the Series A Preferred ratably in proportion to the full number of shares which would otherwise be redeemed, and the balance of such redemption obligation shall be deferred and shall be discharged in one or more installments as soon as the Corporation shall have funds legally available to permit such redemption, at which time the Board shall promptly fix a date for such redemption and so notify the holders of such shares in writing.

7.2.	Price. The redemption price of the Series A Preferred (the “Redemption Price”) shall be an amount per share equal to $9.50 per share of Series A Preferred (including any Series A Preferred issued as a result of the Preferred Stock Dividend and subject to appropriate adjustments for stock splits and other combinations in the manner set forth in Section 8.5) plus, in each case, any accrued and unpaid cash dividends thereon, if declared and unpaid, to and including the applicable Redemption Date. The Redemption Price shall be subject to adjustment as provided in Section 7.6 hereof, and shall be subject to a 10% increase for each year that the redemption obligation is deferred under Section 7.1 above.

7.3.	Redemption Notice. The Corporation shall, not less than thirty (30) days or more than sixty (60) days prior to the date fixed for redemption (“Redemption Date”), mail written notice (“Redemption Notice”), postage prepaid, to each holder of shares of record of Series A Preferred to be redeemed, at such holder’s post office address last shown on the records of the Corporation. The Redemption Notice shall state:

A.	the total number of shares of Series A Preferred which the Corporation is required to offer to redeem;

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B.	the number of shares of Series A Preferred held by the holder which the Corporation intends to offer to redeem;

C.	the Redemption Date and Redemption Price; and

D.	the time, place and manner in which the holder may elect to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred to be redeemed.

7.4.	Surrender of Stock. On or before the Redemption Date, each holder of Series A Preferred shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

7.5.	Termination of Rights. If the Redemption Notice is duly given, and if, on or prior to the Redemption Date, the holders of the Series A Preferred have tendered her, his or its shares and the Redemption Price is either paid or made available for payment, then notwithstanding that certificates evidencing any of the shares of Series A Preferred so called for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, except only the right of the holders to promptly receive the Redemption Price without interest upon surrender of their certificates therefor. If, on the other hand, the holders of Series A Preferred surrender such shares and payment of the Redemption Price is not forthcoming for some or all such shares of Series A Preferred, such holders of Series A Preferred shall retain all of the rights of a holder of Series A Preferred with respect to shares not so redeemed.

7.6.	Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Closing for the Series A Preferred effects a subdivision of the outstanding shares of such Series A Preferred, the Redemption Price for the Series A Preferred then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the Commitment Date for the Series A Preferred combines the outstanding shares of such Series A Preferred into a smaller number of shares, the Redemption Price for the Series A Preferred then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 7.6 shall become effective at the close of business on the date the subdivision or combination becomes effective.

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8.	Conversion. The holders of the Series A Preferred and the Corporation shall have the following conversion rights (the “Conversion Rights”):

8.1.	Holder’s Optional Conversion of the Series A Preferred. The Series A Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $9.50 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion and then multiplying such quotient by each share of Series A Preferred to be converted. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the “Conversion Price”) shall, at the time of the filing of this Certificate, be $11.40. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred is convertible, as hereinafter provided in Section 8.5.

8.2.	Fractional Shares. NO fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. In lieu of any fractional share to which any holder would otherwise be entitled upon conversion of some or all of the Series A Preferred owned by such holder, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

8.3.

Mechanics of Conversion. Before any holder of Series A Preferred shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by such holder’s attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give at least five (5) days’ prior written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder’s name or the name of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred, or to such holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. From and after such date, all rights of the holder with respect to the Series A Preferred so converted shall terminate, except only the right of such holder, upon the surrender of his, her or its certificate or certificates therefor, to

9

receive certificates for the number of shares of Common Stock issuable upon conversion thereof and cash for fractional shares.

8.4.	Corporation’s Conversion Option. At any time after February 15. 2003, if the reported closing sales price of the Company’s Common Stock, as reported by the NASDAQ National Market or any other national exchange on which such Common Stock is then listed for trading, exceeds $25 per share of Common Stock (subject to appropriate adjustments for stock splits and other combinations in the same manner as set forth in Section 8.5) for a period of ten (10) consecutive trading days, the Corporation may require the holders of all, but not less than all, shares of Series A Preferred to convert their shares of Series A Preferred to Common Stock (the “Call Option”). If the Corporation elects to exercise its Call Option, the Corporation shall first issue to the holders additional shares of Series A Preferred equal to the number of shares of Series A Preferred to which the holder would be entitled under the Preferred Stock Dividend if the holder continued to hold the holder’s Series A Preferred for its entire five-year term, regardless of the date on which the Corporation exercises its redemption option (the “Dividend Shares”). Contemporaneously with or after issuance of the Dividend Shares, the Corporation shall mail written notice (“Conversion Notice”), postage prepaid, to each holder of Series A Preferred to be converted, at such holder’s post office address last shown on the records of the Corporation, that the holder shall be required to deliver their shares of Series A Preferred to the Corporation for conversion in accordance with this Sections 8 on the date specified therein (the “Conversion Date”), which date shall be not less than thirty (30) and not more than ninety (90) days after the date of the Conversion Notice. The Conversion Notice shall State:

A.	the total number of shares of Series A Preferred, including the Dividend Shares, which the holder is required to submit for Conversion;

B.	the place and manner in which the holder must surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred to be converted.

If the Conversion Notice is duly given, then notwithstanding that certificates evidencing any of the shares of Series A Preferred so called for conversion have not been surrendered, all rights with respect to such shares shall forthwith after the Conversion Date cease and terminate, except only the right of the holders to promptly receive the shares of Common Stock into which they are then convertible without interest upon surrender of their certificates therefor.

8.5.	Certain Adjustments to Conversion Price for Stock Splits, Dividends, Mergers, Reorganizations, Etc.

A.	Adjustment for Stock Splits, Stock Dividends and Combinations of Common Stock. In the event the outstanding shares of Common Stock shall,

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after the date of filing of this Certificate be further subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the applicable Conversion Price in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.

B.	Adjustment for Merger or Reorganization, Etc. In the event of a reclassification, reorganization or exchange or any consolidation or merger of the Corporation with another corporation, each share of Series A Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of on share of Series A Preferred would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance had the conversion occurred immediately prior to the event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred.

C.	Adjustments for Other Dividends and Distributions. In the event the Corporation, at any time or from time to time after the filing of this Certificate, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event, provision shall be made so that the holders of Series A Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 8.5 with respect to the rights or the holders of the Series A Preferred,

D.	Duration of Adjusted Conversion Price. Following each computation or readjustment of an adjusted Conversion Price as provided above in this Section 8, the new adjusted Conversion Price shall remain in effect until a further computation or readjustment thereof is required by this Section 8.

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E.	Other Action Affecting Common Stock. In case, after the filing of this Certificate, the Corporation shall take any action affecting its shares of Common Stock, other than an action described above in this Section 8, which in the good faith opinion of the Board would have a materially adverse effect upon the conversion rights of the Series A Preferred, the Conversion Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

F.	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 8, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request, at any time, of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the applicable Conversion Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of one share of Series A Preferred.

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9.	Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation’s capital stock, any consolidation or merger with or into another Corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred, at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

10.	Capital Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock and Series A Preferred such number of shares of Common Stock and Series A Preferred as shall from time to time be sufficient to effect (a) conversion of the Series A Preferred, (b) the issuance of Preferred Stock Dividends and (c) issuance of Common Stock pursuant to any outstanding option, warrant or other rights to acquire Common Stock.

11.	Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation be signed by its duly authorized officer this 16TH day of February, 2001.

ALLOY ONLINE, INC.

By:	/s/ James K. Johnson, Jr.
Name:	James K. Johnson, Jr.
Title:	President and Chief Operating Officer

14

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 04/12/2001

010181068 – 2584406

CERTIFICATE OF MERGER

OF

LANDON MEDIA GROUP, INC.

(a Massachusetts Corporation)

WITH AND INTO

ALLOY ONLINE, INC.

(a Delaware Corporation)

It is hereby certified that:

FIRST:	The constituent business corporations participating in the merger herein certified are:

(i) Landon Media Group, Inc. (“Landon”), which is incorporated under the laws of the Commonwealth of Massachusetts; find

(ii) Alloy Online, Inc., (“Alloy”), which is incorporated under the laws of the State of Delaware.

SECOND:	An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Landon in accordance with the laws of the State of its incorporation and by Alloy in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

THIRD:	The name of the surviving corporation in the merger herein certified is Alloy Online, Inc. (a Delaware corporation), which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

FOURTH:	The Certificate of Incorporation of Alloy, as now in force and effect shall be the Certificate of Incorporation of such surviving corporation, unless altered, amended or repealed as provided in the General Corporation Law of the State of Delaware.

FIFTH:	The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows: 151 W. 26th Street, 11th Floor, New York, New York 10001.

CERTIFICATE OF MERGER

SIXTH:	A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

SEVENTH:	The authorized capital stock of Alloy Online consists of 50,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share.

EIGHTH:	The Agreement and Plan of Merger between the aforesaid constituent corporations provides the merger herein certified shall be effective upon filing.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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CERTIFICATE OF MERGER

The undersigned have caused this Certificate of Merger to be executed by their duly authorized representatives this 11th day of April, 2001.

LANDON MEDIA GROUP, INC. (a Massachusetts corporation)

By:	/s/ Owen E. Landon, Jr.
Name: Owen E. Landon, Jr.
Title: President

ALLOY ONLINE, INC. (a Delaware corporation)

By:	/s/ Samuel A. Gradess
Name: Samuel A. Gradess
Title: Chief Financial Officer/Secretary

3

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 03:30 PM 06/15/2001

010289670 – 2584406

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF THE SERIES B CONVERTIBLE PREFERRED STOCK

OF

ALLOY ONLINE, INC.

Alloy Online, Inc., a Delaware corporation (the “Company”), does hereby certify that, pursuant to authority conferred on the Board of Directors of the Company by the Certificate of Incorporation of the Company, as amended, and pursuant to the provisions of Section 151 of Title 8 of The Delaware Code, the Board of Directors of the Company by Unanimous Written Consent dated June 15, 2001, adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of Three Thousand (3,000) shares of the Company’s Preferred Stock, par value $.01 per share, which resolution is as follows:

RESOLVED: That pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with Article FOURTH, Section B, of the Certificate of Incorporation of the Company, the Board of Directors hereby designates a series of Preferred Stock of the Company, $.01 par value per share (the “Preferred Stock”), consisting of 3,000 shares of the authorized unissued Preferred Stock, as Series B Convertible Preferred Stock (the “Preferred Shares”), and hereby fixes such designation and number of shares, and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof as set forth below; and that the officers of the Company, and each acting singly, are hereby authorized and empowered to file, or cause to be filed, with the Secretary of State of the State of Delaware the Certificate of Designation with such changes, modifications or additions thereto as such officer or officers shall deem necessary or advisable to carry out the purposes of this Resolution, the filing of this Certificate of Designation on behalf of the Company by such officer or officers to be conclusive evidence that the same was authorized by this Resolution.

Series B Convertible Preferred Stock. The preferences, privileges and restrictions granted to or imposed upon the Preferred Shares, or the holders thereof, are set forth in this Certificate of Designation, and shall be as follows:

(1) Dividends. The holders of the Preferred Shares shall be entitled to receive dividends (“Dividends”) payable on the Stated Value on such Preferred Share at a rate of 5.5% per annum, which shall be cumulative, accrue daily from the Issuance Date (as defined below) and be due and payable beginning on October 1, 2001 (the “First Dividend Date”) and on the first day of each Calendar Quarter (as defined below) after the First Dividend Date (each, including the First Dividend Date, a “Dividend Date”). If a Dividend Date is not a Business Day, then the Dividend shall be due and payable on the Business Day Immediately following such Dividend Date. Dividends shall be payable by inclusion of the Dividend in the Stated Value (each such dividend inclusion being referred to herein as an “Accrued Dividend Payment”) as set forth in Section 2(a)(i), or, at the option of the Company, in cash (each such cash dividend being referred to herein as a “Cash Dividend Payment”), provided that the Dividends which accrued during any period shall be payable in cash only if the Company provides written notice (“Dividend Election Notice”) to each holder of Preferred Shares at least ten (10) Business Days prior to the Dividend Date. Notwithstanding the foregoing, the Company shall be required to make Cash Dividend Payments if (a) any event constituting a Triggering Event (as defined in Section 3(b)), or an event that with the passage of time and without being cured would constitute a Triggering Event, has occurred and is continuing on the Dividend Date or any data which is within 10 Business Days prior to the Dividend Date, unless otherwise consented to in writing by the holder of Preferred Shares entitled to receive such Dividend or (b) the Registration Statement (as defined in the Registration Rights Agreement (as defined below)) is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement), on the Dividend Date or each date which is within 10 Business Days prior to the Dividend Date; provided, however, that the failure of the Registration Statement to be effective on the First Dividend Date shall not require the Company to make a Cash Dividend Payment. Any accrued and unpaid Cash Dividend Payments which are not paid within two (2) Business Days of such accrued and unpaid Dividends’ Dividend Date shall bear interest at the rate of 18.0% per annum from such Dividend Date until the same is paid in full (the “Default Interest”).

(2) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth in this Section 2.

(a) Certain Defined Terms. For purposes of this Certificate or Designation, the location of defined terms in this Certificate of Designation is set forth on the Index of Terms attached hereto and the following terms shall have the following meanings:

(i) “Additional Amount” means, on a per Preferred Share basis, the sum of (A) unpaid Default Interest through the date of determination plus (B) the product of (x) the result of the following formula: (0.055)(N/365) and (y) the Stated Value.

(ii) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, consultant or director for services provided to the Company, provided that the aggregate amount issued or deemed issued under such plan, after the Initial Issuance Date does not exceed 3 million shares of Common Stock subject to appropriate adjustment for any stock dividends, any subdivision or combination, or other reorganization of the outstanding shares of Common Stock;

(iii) “Bloomberg” means Bloomberg Financial Markets or any other similar financial reporting service as may be selected from time to time by the Company and the holders of 66 2/3% of the Preferred Shares then outstanding.

(iv) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(v) “Calendar Quarter” means each of the following periods: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 31; and the period beginning on and including October 31 and ending on and including December 31.

(vi) “Change of Control” means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company’s assets, or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the aggregate voting power of the outstanding Common Stock.

(vii) “Closing Bid Price” means, for any security as of any date, the last closing bid price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last trade price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price for such security is reported by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of no less than 66 2/3% of the Preferred Shares then outstanding. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below.

(viii) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at

4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of no less than 66  2/3% of the Preferred Shares then outstanding. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below.

(ix) “Common Stock Deemed Outstanding” means at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares.

(x) “Conversion Amount” means the sum of (1) the Additional Amount and (2) the Stated Value.

(xi) “Conversion Price” means (A) as of any Conversion Date or other date of determination during the period beginning on the Issuance Date and ending on and including the day immediately preceding the Maturity Date (as defined below), the Standard Conversion Price, (B) as of any Conversion Date or other date of determination on or after the Maturity Date if the Company has paid any and all required payments of the Maturity Date Redemption Price in a timely manner, the Maturity Conversion Price (as defined below), and (C) as of any Conversion Date or other date of determination after the Maturity Date if the Company has failed to pay any and all required payments of the Maturity Date Redemption Price in a timely manner as described in Section 2(d)(vii), the Default Conversion Price each in effect as of such date and subject to adjustment as provided herein.

(xii) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(xiii) “Default Conversion Price” means as of any Conversion Date or other date of determination, the product of (x) 95% and (y) the lowest Closing Bid

Price during the three (3) trading days ending on and including the Conversion Date or other date of determination.

(xiv) “Initial Issuance Date” means the first date on which Preferred Shares are issued pursuant to the Securities Purchase Agreement.

(xv) “Issuance Date” means, with respect to each Preferred Share, the date of issuance of the applicable Preferred Share.

(xvi) “Market Price” means, with respect to any security for any date of determination, that price which is equal to the arithmetic average of the Weighted Average Price of such security on each trading day during the 10 consecutive trading days immediately preceding such date of determination. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction occurring during such 10 consecutive trading day period.

(xvii) “Maturity Conversion Price” means the lesser of (A) the arithmetic average of the Closing Bid Price of the Common Stock on each trading day during the 20 consecutive trading days immediately preceding the trading day immediately preceding the Maturity Date and (B) the Closing Bid Price on the trading day immediately preceding the Maturity Date.

(xviii) “Maturity Date” means with respect to a Preferred Share, June 15, 2005, unless extended pursuant to Section 2(d)(vii).

(xix) “N” means the number of days from, but excluding, the last Dividend Date with respect to which dividends, along with any Default Interest, have been paid by the Company on the applicable Preferred Share, or the Issuance Date if no Dividend Date has occurred, through and including the Conversion Date, the Maturity Date or other date of determination for such Preferred Share, as the case may be, for which such determination is being made.

(xx) “Options” means any rights, warrant or options to subscribe for or purchase Common Stock or Convertible Securities.

(xxi) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xxii) “Principal Market” means the NASDAQ National Market (“NASDAQ”) or if the Common Stock is not traded on the NASDAQ, then the principal securities exchange or trading market for the Common Stock.

(xxiii) “Registration Rights Agreement” means that certain registration rights agreement between the Company and the initial holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, as such agreement may be amended from time to time as provided in such agreement.

(xxiv) “Securities Purchase Agreement” means that certain securities purchase agreement between the Company and the initial holders of the Preferred Shares, as such agreement may be amended from time to time as provided in such agreement.

(xxv) “Standard Conversion Price” means $11.70 subject to adjustent provided herein.

(xxvi) “Stated Value” means $10,000 plus the aggregate amount of all Accrued Dividend Payments.

(xxvii) “Warrants” means the warrants to purchase shares of Common Stock issued by the Company pursuant to the Securities Purchase Agreement.

(xxviii) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 am., New York City Time, and ending at 4:00 p.m. New York, City Time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time, and ending at 4:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of no less than 66 2/3% of the Preferred Shares then outstanding. If the Company and the holders of the Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term “Weighted Average Price” being substituted for the term “Closing Bid Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

(b) Holder’s Conversion Right; Mandatory Redemption or Conversion. Subject to the provisions of Section 5 and Section 12, at any time or times on or after the Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole or fractional number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below). If any Preferred Shares remain outstanding on the Maturity date, then, pursuant and subject to Section 2(d)(vii), all such Preferred Shares shall be converted at the Conversion Rate as of such date in accordance with Section 2(d)(vii) or redeemed by the Company in accordance with Section 2(d)(vii). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock down to the nearest whole share, and in lieu of any fractional shares to which any holder would otherwise be entitled upon conversion of some or all of the Preferred Shares owned by such holder, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(c) Conversion. The number of shares of Common Stock issuable upon conversion of each Preferred Share hereunder shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

(d) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (the “Conversion Date”), the record or registered holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and the Company’s designated transfer agent (the “Transfer Agent”) and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking or other security reasonably acceptable to the Company with, respect to such shares in the ease of their loss, theft or destruction) (the “Preferred Stock Certificates”).

(ii) Company’s Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within the later of (x) one (1) Business Day and (y) 36 hours, (or if such notice is delivered after 8:00 p.m. New York City Time on a Thursday and prior to 8:00 a.m. New York City Time on a Friday, by 11:00 a.m. on the second Business Day thereafter), send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the second (2nd) Business Day following the date of receipt by the Company of such Conversion

Notice (the “Share Delivery Date”), (A) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the record or registered holder or its designee, for the number of shares of Common Stock to which the record or registered holder shall be entitled in connection with such conversion, or (B) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the record or registered holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled in connection with such conversion to such holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(d)(viii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate’s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the record or registered holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the record or registered holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or the arithmetic calculations to the record or registered holder via facsimile within one (1) Business Day of receipt of such holder’s Conversion Notice or other date of determination. If such holder and the Company are unable to agree upon the determination of the Closing Bid Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being Transmitted to the record or registered holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Closing Bid Price to an independent, reputable investment bank selected by the Company and approved by the record or registered holders of at least 66 2/3% of the Preferred Shares then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant. The Company shall use all commercially reasonable efforts to cause the investment bank or the accountant, as the case may be, to perform the determination or calculations and notify the Company and the holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(iv) Registered Holder. The Person or Persons listed on the books and records of the Company as the owner of the Preferred Shares on any Conversion Date Shall be treated for all purposes as the record or registered holder or holders of the shares Common Stock into which such Preferred Stock are convertible on such Conversion Date.

(v) Company’s failure to Timely Convert.

(A) Cash Damages. If (I) within ten (10) Business Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to a holder or credit such holder’s balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder’s conversion of Preferred Shares or (II) within ten (10) Business Days of the Company’s receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(d)(ii), then in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Preferred Stock Delivery Date that such. Preferred Stock Certificate is not delivered in an amount equal to 0.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Share Delivery Date and to which such holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on or prior to the Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the Preferred Stock Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Preferred Stock Delivery Date, in the case of failure to deliver a Preferred Stock Certificate. If the Company fails to pay the additional damages set forth in this Section 2(d)(v) within five Business Days of the date incurred, then the holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the holder in the Conversion Notice.

(B) Void Conversion Notice: Adjustment of Standard Conversion Price. If for any reason a record or registered holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of

Preferred Shares, then such holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such holder’s Conversion Notice; provided that the voiding of a holder’s Conversion Notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. Thereafter, the Standard Conversion Price of any Preferred Shares returned or retained by the holder for failure to timely convert shall be adjusted to the lesser of (I) the Standard Conversion Price as in effect on the date on which the holder voided the Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designation. If a record or registered holder elects to void its Conversion Notice pursuant to this Section 2(d)(v)(B), then such record or registered holder shall not be entitled to receive any cash damages as set forth in Section 2(d)(v)(A), for the period from and after the date such record or registered holder elected to void its Conversion Notice, to the extent that such Conversion Notice has been voided.

(C) Conversion Failure. If for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares (a “Conversion Failure”), then the record or registered holder, upon written notice to the Company, may require that the Company redeem all Preferred Shares held by such holder, including the Preferred Shares previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3. If a record or registered holder elects to have the Company redeem its Preferred Shares pursuant to this Section 2(d)(v)(C), then such record or registered holder shall not be entitled to receive any cash damages as set forth in Section 2(d)(v)(A), for the period from and after the date such record or registered holder elected to redeem its Preferred Shares, to the extent that each redemption right has been elected.

(vi) Pro Rata Conversion. Subject to Section 12, in the event the Company receives a Conversion Notice from more than one holder of Preferred Shares for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such holder’s Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such holder relative to the number of Preferred Shares submitted for conversion on such date.

(vii) Mandatory Redemption or Conversion at Maturity.

(A) If any Preferred Share remains outstanding on the Maturity Date, the Company shall either (I) convert such Preferred Share at the Conversion Rate as of the Maturity Date for such Preferred Share without the holder of such Preferred Share being required to give a Conversion Notice on such Maturity Date (a “Maturity Date Mandatory Conversion”), or (II) redeem such Preferred Share for an amount in cash per Preferred Share (the “Maturity Date Redemption Price”) equal to the Conversion Amount (a “Maturity Date Mandatory Redemption”). On or prior to the date which is 65 calendar days prior to the Maturity Date, the Company shall deliver written notice to each holder of Preferred Shares outstanding on such date (a “Maturity Date Election Notice”), which Maturity Date Election Notice shall state (x) the number of Preferred Shares the Company has elected to convert on the Maturity Date pursuant to a Maturity Date Mandatory Conversion and (y) the number of Preferred Shares the Company has elected to redeem on the Maturity Date pursuant to a Maturity Date Mandatory Redemption. If the Company has elected more than one of the Maturity Date Mandatory Conversion and Maturity Date Mandatory Redemption with respect to the Maturity Date, then the Company shall redeem Preferred Shares and/or convert Preferred Shares pro rata from the holders of Preferred Shares then outstanding (based on the number of Preferred Shares issued to such holder on the Initial Issuance Date relative to the total number of Preferred Shares issued to all holders on the Initial Issuance Date (such relative amount being referred to herein as each such holder’s “Maturity Allocation Percentage”)). In the event that any initial holder of the Preferred Shares shall sell or otherwise transfer any of such holder’s Preferred Shares, then the transferee shall be allocated a pro rata portion of such holder’s Maturity Allocation Percentage. If the Company fails to deliver to a holder of Preferred Shares a Maturity Date Election Notice with respect to any outstanding Preferred Share at least 65 calendar days prior to the Maturity Date, then the Company shall be deemed to have elected a Maturity Date Mandatory Conversion for such Preferred Share.

(B) If the Company elects a Maturity Date Mandatory Redemption, then on the Maturity Date the Company shall pay to each holder of Preferred Shares with respect to which the Company has elected a Maturity Date Mandatory Redemption, by wire transfer of immediately available funds, an amount per Preferred Share selected for redemption pursuant to this Section 2(d)(vii) equal to the Maturity Date Redemption Price. On or before the thirtieth (30th) trading day immediately preceding the Maturity Date (the “Test Date”), the Company must demonstrate to the reasonable satisfaction of holders of not less than 66 2/3% of the then outstanding Preferred Shares that the Company has sufficient cash or financing to allow the Company to pay the Maturity Date Redemption Price on the Maturity Date (the “Financial Ability Test”). In the event that the Company cannot satisfy the Financial Ability Test, then the Company shall be deemed to have elected as of the Test Date a Maturity Date Mandatory Conversion at the

Maturity Conversion Price as to all such Preferred Shares for which the Company was unable to satisfy the Financial Ability Test as of the Test Date and the Maturity Date for such Preferred Shares shall be extended until the 20th trading day after the Test Date.

(C) If the Company elects a Maturity Date Mandatory Redemption and fails to redeem all of the Preferred Shares selected for redemption which were outstanding on the Maturity Date by payment of the Maturity Date Redemption Price for each such Preferred Share, then in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designation, the Securities Purchase Agreement and the Registration Rights Agreement, (X) the applicable Maturity Date Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full, and (Y) any holder of such Preferred Shares shall have the option to require the Company to convert any or all of such holder’s Preferred Shares that the Company elected to redeem under this Section 2(d)(vii) and for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into (on a per Preferred Share basis) shares of Common Stock equal to the number which results from dividing the Maturity Date Redemption Price (together with any interest thereon) by the Default Conversion Price. Upon receipt by the holders of the Conversion Shares in connection with any such conversion and provided that on such date of receipt neither a Triggering Event shall have occurred and be continuing nor an event which with the passage of time and failure to cure would result in a Triggering Event, the Maturity Date Redemption Price shall be deemed to have been paid in full with respect to all of the Preferred Shares so converted.

(D) If the Company has elected or is deemed to have elected a Maturity Date Mandatory Conversion then all Preferred Shares with respect to which the Company has elected a Maturity Date Mandatory Conversion which remain outstanding on the Maturity Date shall be converted at the Conversion Rate on such Maturity Date as if such holder of such Preferred Shares had delivered a Conversion Notice with respect to such Preferred Shares on the Maturity Date. Promptly following the Maturity Date, all holders of Preferred Shares shall surrender all Preferred Stock Certificates representing such Preferred Shares, duly endorsed for cancellation, to the Company or the Transfer Agent. If the Company has elected, or is deemed to have elected pursuant to this Section 2(d)(vii), a Maturity Date Mandatory Conversion or has failed to pay the Maturity Date Redemption Price in a timely manner as described above, then the Maturity Date shall be automatically extended for any Preferred Shares for 20 trading days and shall be further extended for any Preferred Shares for as long as (A) the conversion of such Preferred Shares would violate the provisions of Section 5, (B) a Triggering Event shall have occurred and be continuing, or (C) an event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event. Notwithstanding anything to the contrary in this Section 2(d)(vii), any holder of Preferred Shares may convert such

Preferred Shares (including Preferred Shares with respect to which the Company has elected a Maturity Date Mandatory Conversion or has elected a Maturity Date Mandatory Redemption), but subject to Section 5 and Section 12, into shares of Common Stock pursuant to Section 2(b) on or prior to the date immediately preceding the Maturity Date for such Preferred Shares. In the event a record or registered holder of Preferred Shares delivers a Conversion Notice to the Company after such holder’s receipt of a Maturity Date Election Notice with respect to the Preferred Shares covered by such Conversion Notice and the Company has elected in such Maturity Date Election Notice more than one of the Maturity Date Mandatory Conversion and Maturity Date Mandatory Redemption with respect to such Preferred Shares, then such number of Preferred Shares shall be deducted, first, from the number of Preferred Shares, if any, designated by the Company as being subject to a Maturity Date Mandatory Conversion in the Maturity Date Election Notice, and then from the number of Preferred Shares designated by the Company as being subject to a Maturity Date Mandatory Redemption in such Maturity Date Election Notice.

(viii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the original holder of any certificate for Preferred Shares shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless the full or remaining number of Preferred Shares represented by the certificate are being converted. The original holder of any certificate for Preferred Shares and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. The records of the Company establishing the number of Preferred Shares to which the record or registered holder of each certificate for Preferred Shares is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the original holder of any certificate for Preferred Shares may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The original holder of any certificate for Preferred Shares and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY’S CERTIFICATE OF DESIGNATION RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(viii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THE CERTIFICATE OF DESIGNATION RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

(ix) Conversion at the Company’s Election. After the first anniversary of the Initial Issuance Date (the “Conversion Election Date”), the Company shall have the right, in its sole discretion, to require that some or all of the outstanding Preferred Shares be converted (the “Company’s Conversion Election”) at the applicable Conversion Rate; provided that the Conditions to Conversion at the Company’s Election (as set forth below) are satisfied as of the Company’s Election Conversion Date or waived by all the holders of the Preferred Shares then outstanding; provided, however, that the Company may not deliver more than one Company’s Conversion Election Notice hereunder. The Company shall exercise its right to Company’s Conversion Election by providing each holder of Preferred Shares written notice (“Company’s Conversion Election Notice”) by facsimile and overnight courier on the Conversion Election Date. The date on which each of such holders of the Preferred Shares actually receives the Company’s Conversion Election Notice is referred to herein as the “Company’s Conversion Election Notice Date.” If the Company elects to require conversion of some, but not all, of such Preferred Shares then outstanding, the Company shall require conversion of an amount from each holder of such Preferred Shares equal to the product of (I) the total number of Preferred Shares which the Company has elected to convert multiplied by (II) a fraction equal to the aggregate number of Preferred Shares held by such holder divided by the aggregate number of Preferred Shares held by all holders, in each case, as of the Conversion Election Date (such amount with respect to each holder of such Preferred Shares being referred to herein as its “Pro Rate Conversion Amount”). In the event that any initial holder of the Preferred Shares shall sell or otherwise transfer any of such holder’s Preferred Shares, the transferee shall be allocated a pro rata portion of such holder’s Pro Rata Conversion Amount. The Company’s Conversion Election Notice shall indicate (x) the aggregate number of such Preferred Shares the Company has selected for conversion, (y) the date selected by the Company for conversion (the “Company’s Election Conversion Date”), which date shall be not less than 20 Business Days or more than 60 Business Days after the Company’s Conversion Election Notice Date, and (z) each holder’s Pro Rata Conversion Amount. Subject to the satisfaction of all the conditions of this Section 2(d)(ix), on the Company’s Election Conversion Date each holder of Preferred Shares selected for conversion will be deemed to have submitted a

Conversion Notice in accordance with Section 2(d)(i) for a number of Preferred Shares equal to such holder’s Pro Rata Conversion Amount. “Conditions To Conversion At The Company’s Election” means the following conditions: (i) on each day (other than days during an Allowable Grace Period) during the period beginning on and including the date the Registration Statement is declared effective by the SEC and ending on and including the Company’s Conversion Election Notice Date, the Registration Statement which includes the Registrable Securities relating to the Preferred Shares selected for conversion shall be effective and available for the sale of at least all the Registrable Securities; (ii) on each day during the period beginning the date which is 30 trading days prior to the date of the Company’s Conversion Election Notice Date and ending on and including the Company’s Election Conversion Date, the Registration Statement shall be effective and available for the sale of at least all of the Registrable Securities required to be included in such Registration Statement and there shall not have been any Grace Periods; (iii) on each day during the period beginning on the Issuance Date and ending on and including the Company’s Election Conversion Date, the Common Stock is designated for quotation on the Nasdaq National Market or The New York Stock Exchange, Inc. (“NYSE”) and shall not have been suspended from trading on such market or exchange (other than suspensions of not more than one day and occurring prior to the Company’s Conversion Election. Notice Date due to business announcements by the Company) nor shall delisting or suspension by such market or exchange been threatened or pending either (A) in writing by such market or exchange or (B) by falling below the minimum listing maintenance requirements of such market or exchange; (iv) during the period beginning on the Issuance Date and ending on and including the Company’s Election Conversion Date, there shall not have occurred (A) an event constituting a Triggering Event, (B) an event that with the passage of time and without being cured would constitute a Triggering Event, or (C) the public announcement of a pending, proposed or intended Change of Control, unless such pending, proposed or intended Change of Control has been terminated, abandoned or consummated and the Company has publicly announced such termination, abandonment or consummation of such Change of Control; (v) the aggregate number of Preferred Shares selected for conversion by the Company as reflected in the Company’s Conversion Election Notice is at least 100 or, if all the Preferred Shares which remain outstanding is less than 100, then the aggregate number of Preferred Shares which are outstanding; (vi) during the period beginning on the Issuance Date and ending on and including the Company’s Election Conversion Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in Section 2(d) hereof and Sections 2(a) and 2(b) of the Warrants, respectively, (vii) on the earlier to occur of (A) the Stockholder Meeting Deadline (as defined in the Securities Purchase Agreement) and (B) the date on which the Company holds its next meeting of stockholders, the Company shall have received the Stockholder Approval or satisfied the holders of the Preferred Shares that the Stockholder Approval is not required in connection with the 19.99% Rule (as defined in the Securities Purchase Agreement); (viii) the Company shall not have failed to timely make any payments within 5 Business Days of when such payment is due, whether as interest or penalty payments, pursuant to this Certificate of Designations, the Securities Purchase Agreement, the Registration Rights Agreement or the Warrants, including, but not limited to, Dividends, Default Interest and cash payments due under the provisions of the Securities Purchase Agreement, the Registration Rights Agreement, and the Warrants; and (ix) the Closing Bid Price of the Common Stock for each of the twenty (20) consecutive trading days immediately prior to the Company’s Conversion Election Notice (as defined below) is at or above $20,475 (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events). Notwithstanding the foregoing, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for conversion hereunder) into Common Stock pursuant to Section 2(b) on or prior to the date immediately preceding the Company’s Election Conversion Date.

(e) Taxes. The Company shall pay any and all documentary, stamp, transfer and other similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

(f) Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

(i) Adjustment of Standard Conversion Price Upon, Issuance of Common Stock. If and whenever on or after the Initial Issuance Date and until December 15, 2002 (the “Full Ratchet Termination Date”), the Company issues or sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any shares of Common Stock for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Pries”) equal to the Standard Conversion Price in effect immediately prior to such time, then immediately after such issuance or sale (or deemed issuance or sale), the Standard Conversion Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price. From and after the Full Ratchet Termination Date, if the Company issues or sells, or in accordance with Section 2(f) is deemed to have issued or sold, any shares of Common Stock at a New Securities Issuance Price less than the Closing Bid Price on the trading day immediately prior to such time, then immediately offer such issue or sale, the Standard Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Standard Conversion Price in effect immediately prior to such issue or sale and (y) the quotient of (1) the sum of (I) the product of such Closing Bid Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale and (II) the consideration, if any, received by the Company upon such issue or sale, divided by (2) the product of (I) such Closing Bid Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Standard Conversion Price under this Section 2(f)(i), the following shall be applicable:

(A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price or the relevant Closing Bid Price, as appropriate, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(l)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Standard Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities,

(B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price or the relevant Closing Bid Price, as applicable, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(f)(i)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise shall be equal to the sum of the lowest amounts of consideration, (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Standard Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Standard Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Standard Conversion price shall be made by reason of such issue or sale.

(C) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at anytime, the Standard Convention Price in effect at the time of such change shall be adjusted to the Standard Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Standard Conversion Price then in effect.

(D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Bid Prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of at least 66 2/3% of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company from a list of approved appraisers agreed to by the Company and the holders of at least 66 2/3% of the Preferred Shares then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E) Record Date. If the Company takes a record of the holders of Common Stock for the propose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (II) to subscribe for the purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stack deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

For purposes of this Section, issuances or sales of Common Stock by the Company shall include the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but shall exclude shares of Common Stock: (A) deemed to have been issued by the Company in connection with an Approved Stock Plan; (B) issued upon conversion of the Preferred Shares; (C) issued upon exercise of the Warrants; (D) issued upon exercise of Options or Convertible Securities which are outstanding on the date immediately preceding the Initial Issuance Date, provided that such issuance of shares of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Initial Issuance Date and such Options or Convertible Securities are not amended after the date immediately preceding the Initial Issuance Date, (E) issued to any bank or equipment lessor in a transaction primarily for non-equity financing purposes so long as the number of shares or Common Stock issued or deemed issued in such transaction does not exceed the amount equal to 20% of the principal amount of the loan made by such bank or equipment Lessor divided by the Closing Bid Price on the trading day immediately preceding the issuance date; (F) issued to strategic partners in transactions primarily for (and not primarily for equity financing purposes) the purposes of establishing (1) strategic alliances in the media, advertising, direct marketing, entertainment, leisure, retail or wholesale distribution industries or (2) contractual relationships with persons who will assist in the marketing and promoting of the Company and its products, provided that such issuances or sales, or deemed issuances or sales, do not exceed 3,300,000 shares of Common Stock in the aggregate, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events (G) issued to the seller in connection with an acquisition by the Company, so long as such issuances are not primarily for equity financing purposes and the issuance price per share is not less than the lower of the Closing Bid Price on the trading day immediately preceding the issuance date and the twenty day trailing average of such Closing Bid Prices and (H) issued to employees of a material business that has been acquired by the Company pursuant to Options granted to such employees in connection with such acquisition, provided that such issuances, in the aggregate, do not exceed 250,000 shares of

Common Stock for any one acquisition, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events.

(ii) Adjustment of Standard Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Standard Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Standard Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Holder’s Right of Alternative Conversion Price Following Issuance of Convertible Securities. If the Company in any manner issues or sells any Options or Convertible Securities after the Initial Issuance Date and until December 15, 2002 that are convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and overnight courier to each holder of Preferred Shares (the “Variable Notice”) on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, a holder of Preferred Shares shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of any Preferred Shares by designating in the Conversion Notice delivered upon conversion of such Preferred Shares that solely for purposes of such conversion the holder is relying on the Variable Price rather than the Conversion Price then in effect. A holder’s election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate the holder to rely on a Variable Price for any future conversions of Preferred Shares.

(iv) Adjustment of the Standard Conversion Price Upon Major Corporate Event Announcement. In the event (A) the Company makes a public announcement that it intends to consolidate or merge with or into another Person or engage in a business combination involving the issuance or exchange of more than 50% of the Company’s outstanding Common Stock, (B) the Company makes a public announcement that it intends to sell or transfer all or substantially all of the Company’s assets or (C) any Person (including the Company) publicly announces a purchase, tender or exchange offer for more than 50% of the Company’s outstanding Common Stock (the transactions described in clauses (A), (B) or (C) above are hereinafter referred to as “Major Corporate Events” and the date of the announcement referred to in clause (A), (B) or (C) is hereinafter referred to as the “Announcement Date”), then the Standard Conversion Price shall, effective upon the Announcement Date and continuing through and including the Adjusted Conversion Price Termination Date (as defined below), be equal to the Conversion Price which would have been applicable for a conversion by the holder on the Announcement Date. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Section 2. For purposes hereof, “Adjusted Conversion Price Termination Date” shall mean, with respect to any proposed Major Corporate Event for which a public announcement as contemplated by this Section 2(f)(iv) has been made, the date upon which the Company or other Person (in the case of clause (C) above) consummates or publicly announces the termination or abandonment of the proposed Major Corporate Event which was the subject of the previous public announcement.

(v) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

(vi) Notices.

(A) Immediately upon any adjustment of the Conversion Price pursuant to this Section 2(f), the Company will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of any dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 2(d)(iii).

(B) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in such price; provided, however, that any adjustments which by reason of this subsection 2(f)(vi)(B) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.

(C) The Company will give written notice to each holder of Preferred Shares at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 4(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with, such notice being provided to such holder.

(D) The Company will also give written notice to each holder of Preferred Shares at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(3) Redemption at Option of Holders.

(a) Redemption Option Upon Triggering Event. In addition to all other rights of the record or registered holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each record or registered holder of Preferred Shares shall have the right, at such record or registered holder’s option, to require the Company to redeem all or a portion of such record or registered holder’s Preferred Shares at a price per Preferred Share equal to the greater of (i) 125% of the Conversion Amount and (ii) the product of (A) the Conversion Rate in effect at such time as such record or registered holder delivers a Notice of Redemption at Option of Buyer (as defined below) and (B) the Closing Sale Price of the Common Stock on the trading day immediately preceding such Triggering Event on which the Principal Market is open for trading or if no Closing Sale Price is reported by the Principal Market on such trading day, then the most recently reported Closing Sale Price (the “Redemption Price”).

(b) “Triggering Event”. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i) the failure of the applicable Registration Statement to be declared effective by the Securities Exchange Commission (the “SEC”) on or prior to the date that is 90 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement;

(ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the record or registered holder of the Preferred Shares for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive trading days (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(iii) the suspension from trading or failure of the Common Stock to be listed on NASDAQ or NYSE for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period;

(iv) the Company’s notice or the Transfer Agent’s notice, at the Company’s direction, to any record or registered holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Preferred Shares into shares of

Common Stock that is tendered in accordance with the provisions of this Certificate of Designation:

(v) a Conversion Failure (as defined in Section 2(d)(v)(C));

(vi) upon the Company’s receipt of a Conversion Notice, the Company shall not be obligated to issue shares of Common Stock upon such Conversion due to the provisions of Section 12; or

(vii) unless otherwise provided under Sections 3(b)(i) through 3(b)(vi), above, the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants, this Certificate of Designation or any other agreement, document certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined to Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 Business Days.

(c) Mechanics of Redemption at Option of Buyer. Within one (1) Business Day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (“Notice of Triggering Event”) to each record or registered holder of Preferred Shares. At any time after the earlier of a record or registered holder’s receipt of a Notice of Triggering Event and such record or registered holder becoming aware of a Triggering Event, any record or registered holder of Preferred Shares then outstanding may require the Company to redeem up to all of such record or registered holder’s Preferred Shares by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Buyer”) to the Company, which Notice of Redemption at Option of Buyer shall indicate the number of Preferred Shares that such record or registered holder is electing to redeem.

(d) Payment of Redemption Price. Upon the Company’s receipt of a Notice(s) of Redemption at Option of Buyer from any record or registered holder of Preferred Shares, the Company shall immediately notify each record or registered holder of Preferred Shares by facsimile of the Company’s receipt of such notice(s). The Company shall deliver on the fifth Business Day after the Company’s receipt of the first Notice of Redemption at Option of Buyer the applicable Redemption Price to all record or registered holders that deliver a Notice of Redemption at Option of Buyer prior to the fifth Business Day after the Company’s receipt of the first Notice of Redemption at Option of Buyer; provided that, if required by Section 2(d)(viii), a record or registered holder’s Preferred Stock Certificates shall have been delivered to the Transfer Agent. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each record or registered holder of Preferred Shares based on the number of Preferred Shares submitted for redemption by such record or registered holder relative to the total number of Preferred Shares submitted for redemption by all record or registered holders of Preferred Shares and (ii) in addition to any remedy such record or registered holder of Preferred Shares may have under this Certificate of Designation and the Securities Purchase Agreement, pay to each record or registered holder interest at the rate of 1.5% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full.

(e) Void Redemption. In the event that the Company does not pay the Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a record or registered holder of Preferred Shares shall have the option (the “Void Optional Redemption Option”) to, in lieu of redemption, require the Company to promptly return to such record or registered holder any or all of the Preferred Shares that were submitted for redemption by such record or registered holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the “Void Optional Redemption Notice”). Upon the Company’s receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Buyer shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Standard Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Standard Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Notice of Redemption at Option of Buyer is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

(f) Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term “Redemption Price” being substituted for the term “Conversion Rate”. A record or registered holder’s delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, which Certificate has been delivered to the Company for redemption pursuant to the terms hereof, the Company shall promptly cause to be issued and delivered to the record or registered holder of such Preferred Shares a Preferred Stock Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

(4) Other Rights of Holders.

(a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction which is effected in such a way that record or registered holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as “Organic Change.”

Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor, or, if applicable, the parent of the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the record or registered holders of at least 66 2/3% of the Preferred Shares then outstanding) to deliver to each record or registered holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Liquidation Preference of the Preferred Shares held by such record or registered holder, and reasonably satisfactory to the record or registered holders of at least 66 2/3% of the Preferred Snares then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the record or registered holders of at least 66 2/3% of the Preferred Shares then outstanding) to insure that each of the record or registered holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such record or registered holder’s Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares).

(b) Optional Redemption Upon Change of Central. In the event a Change of Control is consummated or the Company enters into an agreement pursuant to which a Change of Control would be consummated, and such date of consummation or agreement is on or before December 15, 2002 in addition to the rights of the record or registered holders of Preferred Shares under Section 4(a), upon a Change of Control (as defined below) of the Company each record or registered holder of Preferred Shares shall have the right, at such record or registered holder’s option, to require the Company to redeem all or a portion of such record or registered holder’s Preferred Shares at a price per Preferred Share equal to 120% of the Conversion Amount (“Change of Control Redemption Price”). No sooner than 20 Business Days nor later than 10 Business Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a “Notice of Change of Control”) to each record or registered holder of Preferred Shares. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least 10 Business Days prior to a Change of Control, at any time on or after the date which is 10 Business Days prior to a Change of Control) and ending on the date of such Change of Control, any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the record or registered holder’s Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a “Notice of Redemption Upon Change of Control”) to the Company, which Notice of Redemption Upon Change of Control shall indicate (i) the number of Preferred Shares that such record or registered holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this Section 4(b). Upon the Company’s receipt of a Notice(s) of Redemption Upon Change of Control from any record or registered holder of Preferred Shares, the Company shall promptly, but in no event later than one (1) Business Day following such receipt, notify each record or registered holder of Preferred Shares by facsimile of the Company’s receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver the applicable Change of Control Redemption Price simultaneously with the consummation of the Change of Control; provided that, if required by Section 2(d)(viii), a record or registered holder’s Preferred Stock Certificates shall have been so delivered to the Company. Payments provided for in this Section 4(b) shall have priority to payments to other stockholders in connection with a Change of Control. For purposes of this Section 4(b), “Change of Control” means (i) the consolidation, merger or other business combination of the Company with, or into another Person (other than (A) a consolidation, merger or other business combination in which record or registered holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company’s assets, or (iii) a purchase, tender or exchange offer made to and accepted by the record or registered holders of more than 50% of the aggregate voting power of the outstanding Common Stock.

(c) Forced Delisting. If (i) a redemption voided pursuant to Section 3(e) was caused by a Triggering Event involving the Company’s inability to issue Conversion Shares because of the Exchange Cap (as defined in Section 12), (ii) (A) the number of shares of Common Stock previously issued upon conversion of any Preferred Shares and exercise of any Warrants, (B) the number of shares of Common Stock issuable upon conversion of all the outstanding Preferred Shares based on the Conversion Price in effect on the date of such determination (without regard to any limitation upon the conversion of any Preferred Shares), and (C) the number of shares of Common Stock issuable upon exercise of all of the outstanding Warrants based on the Exercise Price (as defined in the Warrants) in effect on the date of such determination (without regard to any limitation upon the exercise of any Warrants) exceeds 28% of the aggregate number of shares of Common Stock deemed outstanding as of the relevant date for purposes of the Exchange Cap, and (iii) if so directed in a Void Mandatory Redemption Notice by the record or registered holders of at least 66 2/3% of the Preferred Shares then outstanding, including Preferred Shares submitted for redemption pursuant to Section 3 with respect to which the applicable Redemption Price has not been paid, the Company shall promptly as practicable delist the Common Stock from the exchange or automated quotation system on which the Common Stock is traded and have the Common Stock, at such record or registered holders’ option, traded on the electronic bulletin board or the “pink sheets.”

(d) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the holders of any class of Common Stock (the “Purchase Rights”), then the record or registered holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such record or registered holder could have acquired if such record or registered holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(e) Termination of Rights. Notwithstanding that certificates evidencing any Preferred Shares have not been surrendered pursuant to the terms of this Certificate of Designation, all rights under this Certificate of Designation with respect to such Preferred Shares shall cease and terminate as of the time that the Company has fully satisfied its obligations in connection with such Preferred Shares pursuant to the terms of this Certificate of Designation.

(5) Limitation on Beneficial Ownership. The Company shall not effect and shall have no obligation to effect any conversion of Preferred Shares, and no holder of Preferred Shares shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person’s affiliates) would have acquired, through conversion of Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, provided, however, that a holder of Preferred Shares may elect to waive this restriction upon not less than sixty-one (61) days prior written notice to the Company. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but to no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Preferred Shares and exercise of the Warrants by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(6) Reservation of Shares. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 150% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (without regard to any limitations on conversions). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holders.

(7) Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the DGCL, and as expressly provided in this Certificate of Designation.

(8) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (i) the Stated Value and (ii) the Additional Amount for such Preferred Share; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds, which shall include, without limitation, the Company’s Series A Convertible Preferred Stock (the “Pari Passu Shares”), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designation, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

(9) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than 66 2/3% of the Preferred Shares then outstanding, such consent not to be unreasonably withheld, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company; provided, however, that the Company may authorize and/or issue up to $20 million worth of additional capital stock that is of pari passu rank to the Preferred Shares, without the consent of the holders of the Preferred Shares then outstanding, and provided further that such consent shall not be required if the number of Preferred Shares then outstanding constitutes less than 50% of the shares of Preferred Stock originally issued hereunder. Without the prior express written consent of the holders of not less than 66 2/3% of the Preferred Shares then outstanding, the Company shall not hereafter authorize or make any amendment to the Company’s Certificate of Incorporation or bylaws, or file any resolution of the Board of Directors of the Company with the Secretary of State of the State of Delaware or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

(10) Participation. Beginning on the Initial Issuance Date and until December 15, 2002, subject to the rights of the holders, if any, of the Pari Passu Shares, the record or registered holders of the Preferred Shares shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(11) Restriction on Redemption and Cash Dividends. Until December 15, 2002 and unless all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock (other than the Preferred Shares) without the prior express written consent of the holders of not less than 66 2/3% of the Preferred Shares then outstanding.

(12) Limitation on Number of Conversion Shares. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue any shares of

Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Preferred Shares and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of at least 66 2/3% of the Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the “Cap Allocation Amount”) In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser’s Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder’s Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Cap Allocation Amount, then the difference between such holder’s Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

(13) Vote to Change the Terms of or Issue Preferred Shares. Except as otherwise expressly set forth herein, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than 66 2/3% of the Preferred Shares then outstanding, shall be required for (a) any change to this Certificate of Designation or the Company’s Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares and (b) the issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement.

(14) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking or other form of security reasonably acceptable to the Company by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock. Notwithstanding the foregoing, if any Preferred Stock Certificate of which the original holder is the registered holder is lost, stolen or destroyed, the affidavit of such original holder setting forth the circumstances of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required by the Company as a condition to the execution and delivery by the Company of new Preferred Stock Certificate’s) to such original holder other than such original holder’s unsecured written agreement to indemnify the Company.

(15) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(16) Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Buyers and shall not be construed against any person as the drafter hereof.

(17) Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(18) Limits. Nothing in Section 5 shall be deemed to limit the Company’s rights to issue Common Stock pursuant to a Maturity Date Mandatory Conversion or a Company’s Conversion Election.

(19) Notice. Whenever notice is required to be given under this Certificate of Designation, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

(20) Transfer of Preferred Shares. Subject to the terms of Section 2 of the Securities Purchase Agreement, a holder of Preferred Shares may assign some or all of its rights hereunder or the Preferred Shares held by such holder without the consent of the Company.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by Samuel A Gradess, its Chief Financial Officer, as of the 15th day of June, 2001.

ALLOY ONLINE, INC.

By:	/s/ Samuel A. Gradess
Name: Samuel A. Gradess
Title: Chief Financial Officer

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated June     , 2001 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

ALLOY ONLINE, INC.

By:
Name:
Title:

INDEX OF TERMS

Accrued Dividend Payment	1
Acquiring Entity	25
Additional Amount	2
Adjusted Conversion Price Termination Date	21
Announcement Date	20
Applicable Price	16
Approved Stock Plan	2
Bloomberg	2
Business Day	3
Calendar Quarter	3
Cap Allocation Amount	30
Cash Dividend Payment	2
Certificate of Designation	33
Change of Control	3, 26
Change of Control Redemption Price	25
Closing Bid Price	3, 6
Closing Sale Price	3
Common Stock	2, 33
Common Stock Deemed Outstanding	4
Company	1, 33
Company’s Conversion Election	14
Company’s Conversion Election Notice	14
Company’s Conversion Election Notice Date	14
Company’s Election Conversion Date	14
Company’s To Conversion At The Company’s Election	15
Conversion Amount	4
Conversion Date	7
Conversion Election Date	14
Conversion Failure	10
Conversion Notice	7
Conversion Price	4
Conversion Rate	7, 24
Convertible Securities	4
Default Conversion Price	4
Default Interest	2
Dividend Date	1
Dividend Election Notice	2
Dividends	1
DTC	8
Exchange Cap	30
Financial Ability Test	11
First Dividend Date	1
Full Ratchet Termination Date	16

Initial Issuance Date	5
Issuance Date	5
Liquidation Funds	28
Major Corporate Events	20
Market Price	5
Maturity Allocation Percentage	11
Maturity Conversion Price	5
Maturity Date	5
Maturity Date Election Notice	11
Maturity Date Mandatory Conversion	11
Maturity Date Mandatory Redemption	11
Maturity Date Redemption Price	11
N	5
NASDAQ	5
New Securities Issuance Price	16
Notice of Change of Control	25
Notice of Redemption at Option of Buyer	23
Notice of Redemption Upon Change of Control	26
Notice of Triggering Event	23
NYSE	15
Options	5
Organic Change	24
Pari Passu Shares	28
Person	5
Preferred Shares	33
Preferred Stock	1
Preferred Stock Certificates	7
Preferred Stock Delivery Date	8
Principal Market	5
Pro Rata Conversion Amount	14
Purchase Rights	27
Purchasers	30
Redemption Price	22, 24
Registration Rights Agreement	5
SEC	22
Securities Purchase Agreement	6
Share Delivery Date	8
Standard Conversion Price	6
Stated Value	6
Test Date	11
Transfer Agent	7
Triggering Event	22
Valuation Event	18
Variable Notice	20
Variable Price	20
Void Optional Redemption Notice	24
Void Optional Redemption Option	24
Warrants	6
Weighted Average Price	6

CERTIFICATE OF MERGER

OF

CASS COMMUNICATIONS, INC.

(an Illinois Corporation)

WITH AND INTO

ALLOY ONLINE, INC.

(a Delaware Corporation)

It is hereby certified that:

FIRST:	The constituent business corporations participating in the merger herein certified are:

(i) CASS Communications, Inc. (“CASS”), which is incorporated under the laws of the State of Illinois; and

(ii) Alloy Online, Inc. (“Alloy”), which is incorporated under the laws of the State of Delaware.

SECOND:	An Agreement and Plan of Reorganization has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by CASS in accordance with the laws of the State of its incorporation and by Alloy in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

THIRD:	The name of the surviving corporation in the merger herein certified is Alloy Online, Inc. (a Delaware corporation), which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

FOURTH:	The Certificate of Incorporation of Alloy, as now in force and effect shall be the Certificate of Incorporation of such surviving corporation, unless altered, amended or repealed as provided in the General Corporation Law of the State of Delaware.

FIFTH:	The executed Agreement and Plan of Reorganization between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows: 151 W. 26th Street, 11th Floor, New York, New York 10001.

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 08/02/2001

010377524 – 2584406

SIXTH:	A copy of the aforesaid Agreement and Plan of Reorganization will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

SEVENTH:	The authorized capital stock of CASS consists of 1,000 shares of Common Stock, no par value per share.

EIGHTH:	The Agreement and Plan of Reorganization between the aforesaid constituent corporations provides the merger herein certified shall be effective upon filing.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

The undersigned have caused this Certificate of Merger to be executed by their duly authorized representatives this 1st day of August, 2001.

CASS COMMUNICATIONS, INC. (an Illinois corporation)

By:	/s/ Alan M. Weisman
Name:	Alan M. Weisman
Title:	President

ALLOY ONLINE, INC. (a Delaware corporation)

By:	/s/ Samuel A. Gradess
Name:	Samuel A. Gradess
Title:	Chief Financial Officer/Secretary

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

ALLOY ONLINE, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Alloy Online, Inc.

2. The certificate of incorporation of the Corporation is hereby amended by deleting Section 1 thereof in its entirety and substituting the following therefor in lieu thereof:

“FIRST: The name of the corporation is:

ALLOY, INC.”

3. The certificate of incorporation of the Corporation is hereby amended by deleting the first paragraph of Section 4 thereof in its entirety and substituting the following therefor in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 60,000,000 shares, consisting of 50,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).”

4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed this 6th day of August, 2001.

By:	/s/ James K. Johnson, Jr.
James K. Johnson, Jr. President and Chief Operating Officer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 08/07/2001 010386706 – 2584406

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FIXED 09:00 AM 03/11/2002 020161995 – 2584406

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION OF

ALLOY, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter the “Corporation”) is Alloy, Inc.

2. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH in its entirety and by substituting in lieu thereof the following.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 210,000,000 shares, consisting of 200,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed this 11th day of March, 2002.

By:	/s/ James K. Johnson, Jr.
James K. Johnson, Jr. President and Chief Operating Officer

CERTIFICATE OF AMENDMENT	State of Delaware Secretary of State Division of Corporations Delivered 02:10 PM 01/27/2006 FILED 02:06 PM 01/27/2006 SRV 060082389 – 2584406 FILE

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ALLOY, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Alloy, Inc.

2. The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by adding the following new sentences to the end of the first paragraph of Article FOURTH thereof:

“Upon the effectiveness (the “Effective Date”) of the certificate of amendment to the restated certificate of incorporation containing this sentence, each four (4) shares of the Common Stock issued and outstanding as of the date and time immediately preceding February 1, 2006, the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the last trading day prior to the Split Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation’s board of directors).”

3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall become effective at 12:01 a.m., local time, on February 1, 2006.

Signed this 27th day of January, 2006.

By:	/s/ James K. Johnson, Jr.
Name:	James K. Johnson, Jr.
Title:	Chief Financial Officer